EXHIBIT 99.1

  Friendly Ice Cream Corporation Reports Second Quarter 2004 Results

    WILBRAHAM, Mass.--(BUSINESS WIRE)--July 30, 2004--Friendly Ice Cream Corporation (AMEX: FRN) today reported a net loss for the three months ended June 27, 2004 of $1.3 million, or $0.17 per share, compared to net income of $3.1 million, or $0.41 per share, reported for the three months ended June 29, 2003. The 2004 second quarter results include $2.3 million in expenses ($1.6 million after-tax or $0.22 per share) for debt retirement costs. Comparable restaurant sales decreased 3.0% for company-operated restaurants and increased 0.8% for franchised restaurants. This was the first decline in comparable sales for company-operated restaurants since the fourth quarter of 2000.
    Total company revenues for the three months ended June 27, 2004 were $147.5 million as compared to total revenues of $155.6 million for the three months ended June 29, 2003. During the quarter, restaurant revenues declined by $4.9 million compared to the same quarter in the prior year as a result of the re-franchising of eighteen company-operated restaurants over the last fifteen months.
    The net loss for the six months ended June 27, 2004 was $6.4 million, or $0.85 per share, compared to net income of $1.6 million, or $0.21 per share, reported for the six months ended June 29, 2003. The 2004 results include $8.2 million in expenses ($5.7 million after-tax or $0.77 per share) for debt retirement and restructuring costs, partially offset by a gain on litigation settlement. Comparable restaurant sales increased 0.2% for company-operated restaurants and 3.2% for franchise restaurants.
    Total company revenues for the six months ended June 27, 2004 were $278.3 million as compared to total revenues of $284.3 million for the same period in 2003. Year to date, restaurant revenues declined by $7.8 million compared to the same period in the prior year as a result of the re-franchising of eighteen company-operated restaurants over the past fifteen months.
    "The Company's results for the second quarter fell short of our expectations," stated John L. Cutter, Chief Executive Officer and President of Friendly Ice Cream. "Results reflect weakened restaurant sales trends as well as increased competition and discounting within the retail supermarket business. We are currently executing a number of initiatives to offset these negative trends."
    Cutter continued, "During the second quarter, we re-modeled seven company-operated restaurants as part of our Impact Re-modeling program. The Impact program enhances the guest experience by improving the appearance of our restaurants and reinforces our 69-year ice cream heritage. Also during the quarter, our franchisees opened two new franchise restaurants. Year-to-date, franchisees have opened four new franchise restaurants."

    Business Segment Results

    In the 2004 second quarter, pre-tax income in the restaurant segment was $7.6 million, or 6.6% of restaurant revenues, compared to $10.4 million, or 8.5% of restaurant revenues, in the second quarter 2003. The decrease in pre-tax income was mainly due to a 3.0% decline in comparable company-operated restaurant sales, the re-franchising of eighteen company restaurants over the past fifteen months, higher commodity costs, higher restaurant labor and group insurance costs and higher expenses for general liability insurance. Also, restaurant labor and benefits increased due to training costs associated with the rollout of a new point of sale register system. Partially offsetting these increased costs was a decrease in advertising expenses and improved labor management.
    Pre-tax income in the Company's foodservice segment was $2.0 million in the second quarter of 2004 compared to $4.5 million in the second quarter of 2003. The decrease was mainly due to a decrease in sales to foodservice retail supermarket customers, increased retail promotional allowances and higher commodity costs. Case volume in the Company's retail supermarket business declined by 14.3% for the second quarter of 2004 compared to the second quarter of 2003. Case volume increased by 15.6% for the second quarter of 2003 compared to the second quarter of 2002.
    Pre-tax income in the franchise segment increased in the second quarter of 2004 to $2.2 million from $2.0 million in the second quarter of 2003. The improvement is mainly due to increased royalty revenue from comparable franchised restaurant sales of 0.8% and from the opening of eight new franchised restaurants and the re-franchising of eighteen restaurants over the past fifteen months. Initial franchise fees were higher than in the same period for the prior year due to the addition of four franchise locations during the current year quarter. Also, increased rental income from leased and sub-leased franchise locations contributed to the revenue growth in the current year quarter.
    Corporate expenses of $10.9 million in the second quarter of 2004 decreased by $0.8 million, or 7%, as compared to the second quarter of 2003 primarily due to lower expenses for interest, depreciation and salaries and wages. These decreases were partially offset by higher costs for group insurance, computer equipment rentals and increased legal and professional fees.

    Debt Retirement Costs

    In the 2004 first quarter, the Company completed the private offering of $175 million aggregate principal amount of 8.375% Senior Notes due 2012. The net proceeds from the offering, together with available cash and borrowings under the Company's revolving credit facility, were used to purchase or redeem the Company's 10.5% Senior Notes due December 1, 2007. In March 2004, $127.8 million of aggregate principal amount of 10.5% Senior Notes were purchased in a cash tender offer and in April 2004, the remaining $48.2 million of 10.5% Senior Notes were redeemed at 103.5% of the principal amount in accordance with the Senior Notes indenture. During the second quarter of 2004, debt retirement costs of $2.3 million were recorded, consisting of $1.7 million in premium costs and $0.6 million for the write-off of unamortized financing fees in connection with the cash tender offer.

    Investor Conference Call

    An investor conference call to review second quarter 2004 results will be held on Friday, July 30, at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by John Cutter, Chief Executive Officer and President. To listen to the call, go to the Investor Relations section of the Company's website located at www.friendlys.com, or go to www.streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.
    Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in over 530 company and franchised restaurants throughout the Northeast. The company also manufactures ice cream, which is distributed through more than 4,500 supermarkets and other retail locations. With a 69-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (www.friendlys.com).

    Forward Looking Statements

    Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to the expected results and benefits from the Company's remodeling and re-imaging initiatives, restaurant sales trends and the expected results of any of changes to the Company's advertising and marketing programs. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets and costs associated with improved service and other similar initiatives. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.


                    Friendly Ice Cream Corporation
                    ------------------------------
                 Consolidated Statements of Operations
                 -------------------------------------
            (In thousands, except per share and unit data)
                              (unaudited)

                                  Quarter Ended     Six Months Ended
                               ------------------- -------------------
                               June 27,  June 29,  June 27,  June 29,
                                  2004      2003      2004      2003
                               ---------------------------------------

Restaurant Revenues            $114,441  $123,002  $218,794  $226,170
Foodservice Revenues             29,820    29,936    53,163    53,203
Franchise Revenues                3,255     2,710     6,313     4,965
                               --------- --------- --------- ---------

REVENUES                        147,516   155,648   278,270   284,338

COSTS AND EXPENSES:
  Cost of sales                  55,959    55,179   101,547   101,156
  Labor and benefits             42,155    43,796    82,089    81,924
  Operating expenses             27,806    29,757    52,858    54,045
  General and administrative
   expenses                       9,754     9,952    20,451    20,015
  Restructuring expenses              -         -     2,627         -
  Gain on litigation
   settlement                         -         -    (3,644)        -
  Write-downs of property and
   equipment                         91         -        91         -
  Depreciation and
   amortization                   5,570     5,746    11,176    11,373
Gain on franchise sales of
 restaurant operations and
 properties                          (7)        -      (913)        -
Loss on disposals of other
 property and equipment, net        337       835       508     1,408

OPERATING INCOME                  5,851    10,383    11,480    14,417

OTHER EXPENSES:
Interest expense, net             5,368     6,092    11,432    12,194
Other expenses, principally
 debt retirement costs            2,343         -     9,235         -
                               --------- --------- --------- ---------

(LOSS) INCOME BEFORE BENEFIT
 FROM (PROVISION FOR) INCOME
 TAXES                           (1,860)    4,291    (9,187)    2,223

Benefit from (provision for)
 income taxes                       558    (1,201)    2,756      (622)
                               --------- --------- --------- ---------

NET (LOSS) INCOME               $(1,302)   $3,090   $(6,431)   $1,601
                               ========= ========= ========= =========


NET (LOSS) INCOME PER SHARE:
  Basic                          $(0.17)    $0.42    $(0.85)    $0.22
                               ========= ========= ========= =========
  Diluted                        $(0.17)    $0.41    $(0.85)    $0.21
                               ========= ========= ========= =========

WEIGHTED AVERAGE SHARES:
  Basic                           7,611     7,441     7,569     7,428
                               ========= ========= ========= =========
  Diluted                         7,611     7,574     7,569     7,564
                               ========= ========= ========= =========

NUMBER OF COMPANY UNITS:
Beginning of period                 362       385       380       387
Openings                              -         1         -         1
Refranchised closings                (1)        -       (18)        -
Closings                             (1)       (4)       (2)       (6)
                               --------- --------- --------- ---------
End of period                       360       382       360       382
                               ========= ========= ========= =========

NUMBER OF FRANCHISED UNITS:
Beginning of period                 182       164       163       162
Refranchised openings                 1         -        18         -
Openings                              3         -         5         2
Closings                              -        (2)        -        (2)
                               --------- --------- --------- ---------
End of period                       186       162       186       162
                               ========= ========= ========= =========


                    Friendly Ice Cream Corporation
                    ------------------------------
                 Consolidated Statements of Operations
                 -------------------------------------
                     Percentage of Total Revenues
                     ----------------------------
                              (unaudited)

                                     Quarter Ended   Six Months Ended
                                   ----------------- -----------------
                                   June 27, June 29, June 27, June 29,
                                      2004     2003     2004    2003
                                   -----------------------------------

Restaurant Revenues                  77.6 %   79.0 %   78.6 %   79.5 %
Foodservice Revenues                 20.2 %   19.2 %   19.1 %   18.7 %
Franchise Revenues                    2.2 %    1.8 %    2.3 %    1.8 %
                                   -------- -------- -------- --------

REVENUES                            100.0 %  100.0 %  100.0 %  100.0 %

COSTS AND EXPENSES:
  Cost of sales                      37.9 %   35.5 %   36.5 %   35.6 %
  Labor and benefits                 28.6 %   28.1 %   29.5 %   28.8 %
  Operating expenses                 18.8 %   19.1 %   19.0 %   19.0 %
  General and administrative
   expenses                           6.6 %    6.4 %    7.3 %    7.0 %
  Restructuring expenses                 -        -     1.0 %       -
  Gain on litigation settlement          -        -    (1.3)%       -
  Write-downs of property and
   equipment                          0.1 %       -        -        -
  Depreciation and amortization       3.8 %    3.7 %    4.0 %    4.0 %
Gain on franchise sales of
 restaurant operations and
 properties                              -        -    (0.3)%       -
Loss on disposals of other
 property and equipment, net          0.2 %    0.5 %    0.2 %    0.5 %

OPERATING INCOME                      4.0 %    6.7 %    4.1 %    5.1 %

OTHER EXPENSES:
Interest expense, net                 3.7 %    3.9 %    4.1 %    4.3 %
Other expenses, principally debt
 retirement costs                     1.6 %       -     3.3 %       -
                                   -------- -------- -------- --------

(LOSS) INCOME BEFORE BENEFIT FROM
  (PROVISION FOR) INCOME TAXES       (1.3)%    2.8 %   (3.3)%    0.8 %

Benefit from (provision for)
 income taxes                         0.4 %   (0.8)%    1.0 %   (0.2)%
                                   -------- -------- -------- --------

NET (LOSS) INCOME                    (0.9)%    2.0 %   (2.3)%    0.6 %
                                   ======== ======== ======== ========


                    Friendly Ice Cream Corporation
                    ------------------------------
                 Condensed Consolidated Balance Sheets
                 -------------------------------------
                            (In thousands)

                                               June 27,   December 28,
                                                  2004          2003
                                            ------------ -------------
                                             (unaudited)

               Assets
               ------

 Current Assets:
   Cash and cash equivalents                    $12,211       $25,631
   Other current assets                          46,122        35,910
                                            ------------ -------------
 Total Current Assets                            58,333        61,541

 Deferred Income Taxes                            1,467             -

 Property and Equipment, net                    164,309       167,109

 Intangibles and Other Assets, net               27,836        23,802
                                            ------------ -------------

                                               $251,945      $252,452
                                            ============ =============


            Liabilities and Stockholders' Deficit
            -------------------------------------

 Current Liabilities:
   Current maturities of debt, capital
    lease and finance obligations                $2,520        $2,038
   Other current liabilities                     69,086        63,680
                                            ------------ -------------
 Total Current Liabilities                       71,606        65,718

 Deferred Income Taxes                                -         1,289

 Capital Lease and Finance Obligations            7,086         5,773

 Long-Term Debt                                 226,341       227,937

 Other Long-Term Liabilities                     50,249        49,761

 Stockholders' Deficit                         (103,337)      (98,026)
                                            ------------ -------------

                                               $251,945      $252,452
                                            ============ =============


                    Friendly Ice Cream Corporation
                    ------------------------------
                Selected Segment Reporting Information
                --------------------------------------
                            (in thousands)
                            --------------

                                      For the            For the
                                 Three Months Ended  Six Months Ended
                                 ------------------ ------------------
                                    June     June      June     June
                                    2004     2003      2004     2003
                                 ------------------ ------------------
Revenues before elimination of
intersegment revenues:
  Restaurant                     $114,441 $123,002  $218,794 $226,170
  Foodservice                      63,915   64,633   117,277  116,959
  Franchise                         3,255    2,710     6,313    4,965
                                 ------------------ ------------------
    Total                        $181,611 $190,345  $342,384 $348,094
                                 ================== ==================
Intersegment revenues:
  Foodservice                    $(34,095)$(34,697) $(64,114)$(63,756)
                                 ================== ==================

Revenues:
  Restaurant                     $114,441 $123,002  $218,794 $226,170
  Foodservice                      29,820   29,936    53,163   53,203
  Franchise                         3,255    2,710     6,313    4,965
                                 ------------------ ------------------
    Total                        $147,516 $155,648  $278,270 $284,338
                                 ================== ==================

EBITDA (1):
  Restaurant (2)                  $11,424  $14,402   $20,757  $24,483
  Foodservice (2)                   2,870    5,258     6,403    8,447
  Franchise (2)                     2,311    2,002     4,402    3,563
  Corporate (2)                    (4,714)  (4,651)  (10,127)  (9,480)
  (Loss) gain on property and
   equipment, net                    (379)    (882)      295   (1,223)
  Restructuring expenses                -        -    (2,627)       -
  Gain on litigation settlement         -        -     3,644        -
  Less pension benefit included
   in reporting segments             (507)    (284)   (1,058)    (570)
                                 ------------------ ------------------
    Total                         $11,005  $15,845   $21,689  $25,220
                                 ================== ==================

Interest expense, net              $5,368   $6,092   $11,432  $12,194
                                 ================== ==================

Other expenses, principally debt
 retirement costs                  $2,343       $-    $9,235       $-
                                 ================== ==================

Depreciation and amortization:
  Restaurant                       $3,844   $3,965    $7,694   $7,765
  Foodservice                         840      746     1,696    1,482
  Franchise                            68       38       116       77
  Corporate                           818      997     1,670    2,049
                                 ------------------ ------------------
    Total                          $5,570   $5,746   $11,176  $11,373
                                 ================== ==================

Other non-cash expense (income):
  Write-downs of property and
   equipment                          $91       $-       $91       $-
  Net periodic pension benefit       (507)    (284)   (1,058)    (570)
                                 ------------------ ------------------
    Total                           $(416)   $(284)    $(967)   $(570)
                                 ================== ==================

Income (loss) before benefit from
income taxes (2):
  Restaurant                       $7,580  $10,437   $13,063  $16,718
  Foodservice                       2,030    4,512     4,707    6,965
  Franchise                         2,243    1,964     4,286    3,486
  Corporate                       (10,900) (11,740)  (23,229) (23,723)
                                 ------------------ ------------------
                                      953    5,173    (1,173)   3,446
  (Loss) gain on property and
   equipment, net                    (470)    (882)      204   (1,223)
  Restructuring expenses                -        -    (2,627)       -
  Gain on litigation settlement         -        -     3,644        -
  Other expenses, principally
   debt retirement costs           (2,343)       -    (9,235)       -
                                 ------------------ ------------------
    Total                         $(1,860)  $4,291   $(9,187)  $2,223
                                 ================== ==================

Certain amounts have been reclassified to conform with the current period presentation.

(1) EBITDA represents net (loss) income before (i) benefit from (provision for) income taxes, (ii) other expenses, principally debt retirement costs, (iii) interest expense, net, (iv) depreciation and amortization, (v) write-downs of property and equipment, (vi) net periodic pension benefit and (vii) other non-cash items. The Company has included information concerning EBITDA in this schedule and its Form 10-Q because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from operations or other traditional indications of a company's operating performance.

(2) Amounts are prior to gain (loss) on property and equipment, net.


    CONTACT: Friendly Ice Cream Corporation
             Investment Contact:
             Deborah Burns, 413-543-2400, ext. 3317
             or
             Media Contact:
             Maura Tobias, 413-543-2400, ext. 2814